UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 24, 2017

Date of Report

(Date of earliest event reported)

Novus Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36620	20-1000967
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19900 MacArthur Blvd., Suite 550

Irvine, California 92612

(Address of principal executive offices, including Zip Code)

(949) 238-8090

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) At its meeting on May 24, 2017, the Compensation Committee of the Board of Directors (the “Committee”) of Novus Therapeutics, Inc. (the “Company”) took certain actions concerning the compensation of the Company’s Chief Executive Officer, Gregory J. Flesher, and Chief Financial Officer, Christine G. Ocampo, as described below.

Base Salary and Bonus Adjustments

The Committee approved base salary increases for Mr. Flesher and Ms. Ocampo. As a result of these increases, Mr. Flesher will receive an annual base salary of $450,000 and Ms. Ocampo will receive an annual base salary of $300,000. The increases will be effective as of the next practicable payroll cycle. The Committee also approved target bonus payout increases for Mr. Flesher and Ms. Ocampo. Starting in 2017, Mr. Flesher will have a target bonus payout of 50% of his base salary, while Ms. Ocampo will have a target bonus payout of 35% of her base salary. Bonuses will be paid annually upon achievement of performance goals established by the Committee.

All other material terms of Mr. Flesher’s and Ms. Ocampo’s employment remain unchanged.

Bonus Payouts

Also at its meeting on May 24, 2017, the Committee approved the payout of bonuses for 2016 to each of Mr. Flesher and Ms. Ocampo. The payouts, which were in the amount of $100,000 and $80,000, respectively, were based on fiscal year 2016 performance of Otic Pharma Ltd., which was acquired by the Company on May 9, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novus Therapeutics, Inc.

Date: May 31, 2017	By:	/s/ Christine G. Ocampo
	Name:	Christine G. Ocampo
	Title:	Chief Financial and Compliance Officer